Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES STRATEGIC BOLT-ON DELAWARE BASIN ACQUISITION

DALLAS, Texas, January 24, 2023 — Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced that a wholly-owned subsidiary of Matador has entered into a definitive agreement to acquire Advance Energy Partners Holdings, LLC (“Advance”), including certain oil and natural gas producing properties and undeveloped acreage located in Lea County, New Mexico and Ward County, Texas (the “Advance Transaction”). The consideration for the Advance Transaction will consist of an initial cash payment of $1.6 billion, subject to customary closing adjustments, plus additional cash consideration of $7.5 million for each month during 2023 in which the average oil price as defined in the securities purchase agreement exceeds $85 per barrel. Advance is a portfolio company of EnCap Investments L.P. (“EnCap”).

The Advance Transaction is subject to customary closing conditions and is expected to close early in the second quarter of 2023 with an effective date of January 1, 2023. A short slide presentation summarizing the Advance Transaction is also included on the Company’s website at www.matadorresources.com on the Events and Presentations page under the Investor Relations tab. Matador’s management will host a live conference call to discuss the Advance Transaction on Tuesday, January 24, 2023 at 10:00 am Central Time. Further details are provided at the end of this press release.

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “Matador is very excited by this strategic bolt-on opportunity as well as the opportunity to work with Advance and EnCap. We view this transaction as a unique value-creating opportunity for Matador and its shareholders. We evaluated this transaction based on rock quality, the strong existing production and cash flow profile, the potential reserves additions, the high-quality inventory, the available midstream opportunities and the strategic fit within our existing portfolio of properties. We intend to fund the Advance Transaction with a combination of cash on hand, free cash flow prior to closing and borrowings under our credit agreement, under which we expect to increase our elected commitment in connection with this transaction. Importantly, this acquisition should not significantly impact Matador’s leverage profile, as we expect to maintain a pro forma leverage ratio below 1.0x throughout 2023. In late November 2022, as part of the fall 2022 redetermination process, Matador’s lenders completed their review of the Company’s proved oil and natural gas reserves at June 30, 2022. As a result, the borrowing base under our credit agreement was increased by 13% from $2.0 billion to $2.25 billion.”

Transaction Highlights

•	Expected to generate forward one-year Adjusted EBITDA[1] of approximately $475 to $525 million at strip prices as of mid-January 2023, which represents an attractive purchase price multiple of 3.2x

[1]

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense and net gain or loss on asset sales and impairment. The most comparable GAAP measures to Adjusted EBITDA are net income or net cash provided by operating activities. The Company has not provided such GAAP measures or a reconciliation to such GAAP measures because they would be preliminary and prospective in nature and would not be able to be prepared without estimation of a number of variables that are unknown at this time.

•	Accretive to relevant key financial and valuation metrics

•	Significant increase in pro forma drilling locations in primary development zones

•	Provides upside related to potential midstream opportunities for Pronto Midstream, LLC (“Pronto”), Matador’s wholly-owned midstream subsidiary, which operates in this area of Lea County, New Mexico

•

PV-10 (present value discounted at 10%)[2] at December 31, 2022 of $1.92 billion on total proved oil and natural gas reserves utilizing strip pricing as of mid-January 2023, which is in excess of the $1.6 billion purchase price

•	PV-10[2] of proved developed (PD) oil and natural gas reserves at December 31, 2022 of $1.14 billion, or approximately $45,600 per flowing BOE, utilizing strip pricing as of mid-January 2023

•

Preserves Matador’s strong balance sheet with leverage expected to remain below 1.0x, allowing Matador to maintain operational and financial flexibility while continuing to return value to shareholders through its fixed quarterly dividend

Asset Highlights

•	Estimated production in the first quarter of 2023 of 24,500 to 25,500 barrels of oil and natural gas equivalent (“BOE”) per day (74% oil)

•

Approximately 18,500 net acres (99% held by production) in the core of the northern Delaware Basin, most of which is strategically located in Matador’s Ranger asset area in Lea County, New Mexico near Matador’s existing properties

•	406 gross (203 net) horizontal locations identified for future drilling, including prospective targets throughout the Wolfcamp, Bone Spring and Avalon formations

•	Include 21 gross (20 net) drilled but uncompleted wells (“DUCs”) expected to be turned to sales in the second half of 2023

•	Include 206 gross (174 net) operated locations (84% working interest) and 200 gross (29 net) non-operated locations (15% working interest)

•

Locations are consistent with Matador’s methodology for estimating inventory with typically three to four (or fewer) locations per section, or the equivalent of 160-acre (or greater) spacing, in all prospective completion intervals

•	38 gross (35 net) additional upside locations in the Wolfcamp D formation

•	Conducive to drilling longer laterals with an expected average lateral length for operated locations of approximately 9,400 feet

[2]

PV-10 is a non-GAAP financial measure, which differs from the GAAP financial measure of “Standardized Measure” because PV-10 does not include the effects of income taxes on future income. The income taxes related to the acquired properties is unknown at this time because the Company’s tax basis in such properties will not be known until the closing of the transaction and is subject to many variables. As such, the Company has not provided the Standardized Measure of the acquired properties or a reconciliation of PV-10 to Standardized Measure.

•

Advance is currently utilizing one drilling rig to drill 21 gross (19 net) wells in the northern portion of Matador’s Antelope Ridge asset area in Lea County, New Mexico, but these wells are not expected to be turned to sales until early 2024

•	Estimated drilling, completing and equipping (“D/C/E”) capital expenditures of $300 to $350 million in 2023 based upon one drilling rig operating on the Advance properties,

•	Includes anticipated completion costs for the 21 gross DUCs noted above

•	Approximately $225 to $275 million is expected to be incurred between the anticipated closing date and year end 2023

Matador estimates total proved oil and natural gas reserves associated with these properties of approximately 106.4 million BOE (73% oil) at December 31, 2022. PV-102 of the proved oil and natural gas reserves of these properties at December 31, 2022 was approximately $2.86 billion using the same unweighted arithmetic average first-day-of-the-month prices for the previous 12-month period being used to value the Company’s reserves at December 31, 2022, which are $90.15 per barrel of oil and $6.36 per MMBtu of natural gas. Matador expects to add future proved reserves and reserves value as a result of the development of these properties going forward. These reserves estimates were prepared by Matador’s engineering staff and audited by Netherland, Sewell & Associates, Inc., independent reservoir engineers.

Mr. Foran further commented, “We have carefully managed and strengthened our balance sheet over time in order to be in a position for a special opportunity like this. The specific location and quality of these select assets, the strong existing cash flow, the multi-pay potential, the cost savings associated with developing these assets via longer laterals on multi-well pads with centralized facilities, the midstream synergies with Pronto and the held-by-production status of the acreage were key features that attracted us to this unique opportunity and should significantly enhance our already strong Delaware Basin portfolio. This acquisition also provides us with increased operational scale in the Delaware Basin, which we expect will improve our overall rates of return and unit-of-production costs.

“Gary Petersen is one of the Founders and Managing Partners of EnCap. I have known Gary for many years. Gary is one of the people I have most admired and respected in our industry. We have always wanted to do a deal like this together. The relationship with Gary was critical to the smooth negotiation of this transaction, and I want to thank Gary, the other individuals at EnCap, the Advance team and the Matador team for their hard work and integrity in reaching a deal that is a win-win for both parties. We also appreciate the support of our other friends and shareholders, and we look forward to the additional opportunities and free cash flow that this new acreage will provide for Matador.”

Conference Call Information

Management will host a live conference call to discuss the Advance Transaction on Tuesday, January 24, 2023 at 10:00 am Central Time. To access the live conference call by phone, you can use the following link https://register.vevent.com/register/BId769e220508c4d2ca6aa8480e2b08f0a and you will be provided with dial-in details after registering. To avoid delays, it is recommended that participants dial into the conference call at least 15 minutes ahead of the scheduled start time.

The live conference call will also be available through the Company’s website at www.matadorresources.com on the Events and Presentations page under the Investor Relations tab. The replay for the event will be available on the Company’s website at www.matadorresources.com on the Events and Presentations page under the Investor Relations tab for one year following the date of the conference call.

Advisors

Baker Botts LLP served as legal advisor to Matador for the transaction. Vinson & Elkins LLP served as legal advisor and JP Morgan served as financial advisor to Advance.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

The Company’s predecessor, Foran Oil Company, was founded in 1983 by Joseph Wm. Foran, the Company’s Chairman and Chief Executive Officer, with $270,000 in contributed capital from 17 friends and family members. Foran Oil Company was later contributed to Matador Petroleum Corporation upon its formation by Mr. Foran in 1988. Mr. Foran served as Chairman and Chief Executive Officer of that company from its inception until it was sold in June 2003 to Tom Brown, Inc., in an all-cash transaction for an enterprise value of approximately $388.5 million. On the following Monday, Mr. Foran founded Matador Resources Company with $6 million. Today, Matador has a market cap of approximately $7.4 billion (based upon the Company’s closing share price on January 23, 2023) and is one of the top 20 public exploration and production companies in the country by market capitalization and one of the top 10 oil and natural gas producers in New Mexico.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the consummation and timing of the Advance Transaction, the anticipated benefits, opportunities and results with respect to the acquisition, including the expected value creation, reserves additions, midstream opportunities and other anticipated impacts from the Advance Transaction, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the ability of the parties to consummate the Advance Transaction in the anticipated timeframe or at all; risks related to the satisfaction or waiver of the conditions to closing the Advance Transaction in the anticipated timeframe or at all; risks related to obtaining the requisite regulatory approvals; disruption from the Advance Transaction making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Advance Transaction; the risk of litigation and/or regulatory actions related to the Advance Transaction, as well as the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; availability of sufficient capital to execute its business plan, including from future cash flows, available borrowing capacity under its revolving credit facilities and otherwise; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; the impact of the worldwide spread of the novel coronavirus, or COVID-19, or variants thereof, on oil and natural gas demand, oil and natural gas prices and its business; and the other factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Vice President - Investor Relations

(972) 371-5225

investors@matadorresources.com